NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Marilynn Meek
(312) 346-8100	(212) 827-3773
OLD REPUBLIC REPORTS RESULTS FOR THE FIRST QUARTER 2019

CHICAGO – April 25, 2019 – Old Republic International Corporation (NYSE: ORI) today reported the following consolidated results (a):
	Quarters Ended March 31,
	2019	2018	% Change
Pretax income (loss)	$518.5	$(6.0)	N/M
Pretax investment gains (losses) included in pretax income (loss)	368.0	(136.4)	N/M
Pretax income (loss) excluding investment gains (losses)	$150.4	$130.4	15.4%

Net income (loss)	$412.2	$4.0	N/M
Net of tax investment gains (losses) included in net income (loss)	290.6	(107.7)	N/M
Net income (loss) excluding investment gains (losses)	$121.5	$111.8	8.7%
First quarter pretax and net income, excluding all investment gains (losses), were most positively affected by improved results from underwriting and related services, and net investment income. As indicated on pages 2 and 3, quarter-over-quarter comparisons of overall and per share net income were affected by: (a) the impact of substantial shifts in the fair value of equity securities, and (b) the lower number of average diluted shares outstanding in the first quarter of 2018.

FINANCIAL HIGHLIGHTS (a)
	Quarters Ended March 31,
SUMMARY INCOME STATEMENTS:	2019	2018	% Change
Revenues:
Net premiums and fees earned	$1,358.1	$1,330.4	2.1%
Net investment income	112.1	105.8	5.9
Other income	30.4	30.6	-0.6
Total operating revenues	1,500.6	1,466.8	2.3
Investment gains (losses):
Realized from actual transactions	12.3	15.5
Unrealized from changes in fair value of equity securities	355.6	(152.0)
Total investment gains (losses)	368.0	(136.4)
Total revenues	1,868.6	1,330.4
Operating expenses:
Claim costs	606.0	594.0	2.0
Sales and general expenses	733.4	728.0	0.7
Interest and other charges	10.6	14.4	-25.8
Total operating expenses	1,350.1	1,336.4	1.0%
Pretax income (loss)	518.5	(6.0)
Income taxes (credits)	106.2	(10.1)
Net income (loss)	$412.2	$4.0

COMMON STOCK STATISTICS:
Net income (loss) per share: Basic	$1.38	$0.01
Diluted	$1.37	$0.01
Components of net income (loss) per share:
Basic net income (loss) excluding investment gains (losses)	$0.41	$0.40	2.5%
Net investment gains (losses):
Realized from actual transactions	0.03	0.04
Unrealized from changes in fair value of equity securities	0.94	(0.43)
Basic net income (loss)	$1.38	$0.01
Diluted net income (loss) excluding investment gains (losses)	$0.40	$0.40	—%
Net investment gains (losses):
Realized from actual transactions	0.03	0.04
Unrealized from changes in fair value of equity securities	0.94	(0.43)
Diluted net income (loss)	$1.37	$0.01
Cash dividends on common stock	$0.2000	$0.1950
Book value per share	$18.94	$16.82	12.6%

Common shares outstanding: Average basic	299,020,956	278,116,902	7.5%
Average diluted	300,172,853	279,528,034	7.4%
Actual, end of period	302,950,409	302,185,787	0.3%
__________________
(a) All amounts in this report are stated in millions except common stock data and percentages.

Old Republic International Corporation

Old Republic is managed with the objective of achieving a continuous, long-term improvement in operating results and ensuring balance sheet strength for its basic business of insurance underwriting and related services. In this view, operating results exclude all investment gains or (losses). In management's opinion this focus provides a better ability to realistically analyze, evaluate, and establish accountability for the results and benefits that arise from the basic business. According to the tenets of Generally Accepted Accounting Principles ("GAAP"), however, net income, which includes all defined investment gains or (losses), is the measure of total profitability.

In management's opinion, the inclusion of realized investment gains or (losses) in net income can mask the fundamental operating results of an insurance business. That's because their realization is, more often than not, highly discretionary. It's usually affected by such randomly occurring factors as the timing of individual securities sales, tax-planning considerations, and modifications of investment management judgments on the direction of securities markets or the prospects of individual investees or industry sectors. Moreover, the inclusion since January 1, 2018 of unrealized investment gains or (losses) in equity (but not fixed maturity) securities required by a new rule of the Financial Accounting Standard Board ("FASB"), can lead to even greater period-to-period fluctuations in reported net income. The impact of the continuous spiral in stock market valuations is most evident in its net of tax effect on net income for the first three months of 2019 and 2018.

Quarter-over-quarter comparisons of per share results are also complicated by the calculation of shares outstanding in determining diluted earnings per share. The reported 279,528,034 average diluted shares outstanding for the first quarter of 2018 does not include incremental shares attributable to the Company's convertible debt security. These shares were issued and outstanding at March 31, 2018 following the full conversion of that security in the quarter then ended. However, they were excluded from the calculation due to the application of GAAP methodology intended to preclude an antidilutive outcome on a net income per share basis. Had these converted shares been included, the resulting diluted net income (loss) excluding investment gains (losses) per share would have been $0.38 compared to the reported $0.40 per share. On this basis, the first quarter 2019 per share amount of $0.40 represents a 5.3% increase rather than the -% shown on the preceding page.

The table on the next page shows an array of numbers purposefully arranged in 10 sections. In management's opinion, the information in sections A to G and at J highlight the most meaningful, realistic indicators of ORI's segmented and consolidated financial performance. The information underscores the necessity of reviewing reported results by separating the fait-accompli of economic realities from the transient vagaries in securities markets.

Old Republic International Corporation

	Major Segmented and Consolidated
	Elements of Income (Loss)
	Quarters Ended March 31,
	2019	2018	% Change
A. Net premiums, fees, and other income:
General insurance	$831.5	$791.2	5.1%
Title insurance	506.9	513.8	-1.4
Corporate and other	3.4	3.9	-12.3
Other income	30.4	30.6	-0.6
Subtotal	1,372.2	1,339.6	2.4
RFIG run-off business	16.2	21.3	-24.2
Consolidated	$1,388.5	$1,361.0	2.0%

B. Underwriting and related services income (loss):
General insurance	$38.8	$17.1	126.5%
Title insurance	11.6	21.3	-45.5
Corporate and other	(5.2)	(5.1)	-0.9
Subtotal	45.2	33.3	35.8
RFIG run-off business	3.7	5.6	-33.5
Consolidated	$49.0	$38.9	25.8%
C. Consolidated underwriting ratio:
Claim ratio	44.6%	44.6%
Expense ratio	51.4	52.1
Composite ratio	96.0%	96.7%

D. Net investment income:
General insurance	$88.2	$83.2	6.0%
Title insurance	10.2	9.4	8.3
Corporate and other	9.0	7.7	16.3
Subtotal	107.5	100.4	7.1
RFIG run-off business	4.5	5.3	-15.3
Consolidated	$112.1	$105.8	5.9%
E. Interest and other charges:
General insurance	$18.7	$17.0
Title insurance	1.3	1.2
Corporate and other (a)	(9.4)	(3.8)
Subtotal	10.6	14.4
RFIG run-off business	—	—
Consolidated	$10.6	$14.4	-25.8%

F. Segmented and consolidated pretax income (loss)
excluding investment gains (losses):
General insurance	$108.3	$83.3	30.0%
Title insurance	20.5	29.5	-30.4
Corporate and other	13.2	6.5	103.1
Subtotal	142.1	119.4	19.0
RFIG run-off business	8.2	10.9	-24.6
Consolidated	150.4	130.4	15.4%
Income taxes (credits) on above (b)	28.8	18.5
G. Net income (loss) excluding investment gains (losses)	121.5	111.8	8.7%
H. Consolidated pretax investment gains (losses):
Realized from actual transactions	12.3	15.5
Unrealized from changes in fair value of equity securities	355.6	(152.0)
Total	368.0	(136.4)
Income taxes (credits) on above	77.4	(28.7)
Net of tax investment gains (losses)	290.6	(107.7)
I. Net income (loss)	$412.2	$4.0
J. Consolidated operating cash flow	$136.2	$130.8

(a) Includes consolidation/elimination entries. (b) The effective tax rates applicable to pretax income excluding investment gains or losses were 19.2% and 14.3% for the first quarters of 2019 and 2018, respectively. The higher rate for 2019 results from greater underwriting and related services income which is taxed at the full nominal Federal income tax rate of 21%.

Old Republic International Corporation

General Insurance Segment Results - The table below reflects the major elements affecting this segment’s financial performance for the periods shown.

	Quarters Ended March 31,
General Insurance Summary Operating Results	2019	2018	% Change
Net premiums earned	$831.5	$791.2	5.1%
Net investment income	88.2	83.2	6.0
Other income	30.2	30.3	-0.2
Operating revenues	950.0	904.8	5.0
Claim costs	580.3	566.1	2.5
Sales and general expenses	242.5	238.3	1.8
Interest and other charges	18.7	17.0	10.2
Operating expenses	841.7	821.4	2.5
Segment pretax operating income (loss) (a)	$108.3	$83.3	30.0%

Claim ratio	69.8%	71.5%
Expense ratio	25.5	26.3
Composite ratio	95.3%	97.8%
__________________

(a)
In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $0.4 of pretax operating income for the first quarter 2018 was retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

General insurance underwriting/service profitability grew in this year's first quarter. This occurred as earned premiums edged up 5.1% and claim ratios declined by 2.4%. With few exceptions, earned premiums grew for most types of coverages and markets served. Higher premiums stemmed principally from commercial automobile (trucking), national accounts, and executive indemnity. The cumulative effects of recent years' and ongoing premium rate increases in several insurance products, along with new business production, were once again the main contributors.

As the next table indicates, claim ratios have seen a fairly consistent downtrend during the past several years. The improvement has come from slightly lower estimates of current accident years' claim provisions, and from the lessening impacts of developments in prior years' reserve estimates.

		Effect of Prior Periods'
		(Favorable)/	Claim Ratio Excluding
	Reported	Unfavorable Claim	Prior Periods' Claim
	Claim Ratio	Reserves Development	Reserves Development
2014	77.9%	3.9%	74.0%
2015	74.1	1.5	72.6
2016	73.0	0.3	72.7
2017	71.8	0.7	71.1
2018	72.2%	—%	72.2%
1st Quarter 2018	71.5%	2.0%	69.5%
1st Quarter 2019	69.8%	(1.4)%	71.2%

As the above income statement summary shows, year-over-year operating expenses have remained well-aligned with earned premiums trends.

Quarterly and annual claim provisions, and the trends they display, may not be particularly meaningful indicators of future outcomes for ORI's liability-oriented mix of business. However, in the absence of significant economic and insurance industry dislocations in the foreseeable future, we currently anticipate that annually reported claim ratios should gradually fall within targeted averages in the high 60% to low 70% range. Assuming the current mix of coverages, the overall business should reflect an expense ratio ranging between 23% and 25%. In these circumstances, the composite underwriting ratio should fall within a range of 90% to 95%.

Old Republic International Corporation

Title Insurance Segment Results - The table below reflects the major elements affecting this segment’s financial performance for the periods shown.

	Quarters Ended March 31,
Title Insurance Summary Operating Results	2019	2018	% Change
Net premiums and fees earned	$506.9	$513.8	-1.4%
Net investment income	10.2	9.4	8.3
Other income	0.1	0.2	-52.3
Operating revenues	517.3	523.6	-1.2
Claim costs	14.4	12.9	11.9
Sales and general expenses	480.9	479.8	0.2
Interest and other charges	1.3	1.2	4.3
Operating expenses	496.7	494.0	0.5
Segment pretax operating income (loss)	$20.5	$29.5	-30.4%

Claim ratio	2.9%	2.5%
Expense ratio	94.8	93.3
Composite ratio	97.7%	95.8%

Year-over-year comparisons of revenues from title premiums and fees reflect a mild slowdown in housing and mortgage lending activity. By contrast, claim costs trended higher as favorable development of prior years’ claim reserve estimates edged down. The following table shows recent annual and interim periods’ claim ratios and the effect of claim development trends:

		Effect of Prior Periods'
		(Favorable)/	Claim Ratio Excluding
	Reported	Unfavorable Claim	Prior Periods' Claim
	Claim Ratio	Reserves Development	Reserves Development
2014	5.2%	(0.8)%	6.0%
2015	4.9	(0.6)	5.5
2016	3.8	(1.1)	4.9
2017	0.9	(3.3)	4.2
2018	2.1%	(2.0)%	4.1%
1st Quarter 2018	2.5%	(1.6)%	4.1%
1st Quarter 2019	2.9%	(1.1)%	4.0%

Net investment income is reflective of both a relatively stable invested asset base and investment yield environment. Operating expenses have remained aligned with revenues from premiums and fees.

Old Republic International Corporation

RFIG Run-off Segment Results - The table below reflects the major elements affecting this segment’s financial performance for the periods shown.

	Quarters Ended March 31,
RFIG Run-off Summary Operating Results	2019	2018	% Change
A. Mortgage Insurance (MI)
Net premiums earned	$16.0	$20.9	-23.6%
Net investment income	4.3	5.1	-15.8
Claim costs	9.5	11.4	-16.8
MI pretax operating income (loss)	$7.0	$10.7	-34.7%

Claim ratio	59.7%	54.8%
Expense ratio	23.4	18.3
Composite ratio	83.1%	73.1%

B. Consumer Credit Indemnity (CCI)
Net premiums earned	$0.1	$0.4	-54.1%
Net investment income	0.2	0.2	-3.7%
Claim costs	(1.0)	—	N/M
CCI pretax operating income (loss) (a)	$1.2	$0.2	N/M

Claim ratio	N/M	-3.0%
Expense ratio	96.8%	107.4
Composite ratio	N/M	104.4%

C. Total MI and CCI run-off business:
Net premiums earned	$16.2	$21.3	-24.2%
Net investment income	4.5	5.3	-15.3
Claim costs	8.5	11.4	-25.6
Segment pretax operating income (loss) (a)	$8.2	$10.9	-24.6%

Claim ratio	52.7%	53.7%
Expense ratio	24.3	20.0
Composite ratio	77.0%	73.7%
__________________

(a)
In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $0.4 of pretax operating income for the first quarter 2018 was retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

Pretax operating results of the run-off MI and CCI business reflect the expected, continuing drop in net earned premiums from declining risk in force.

The reported MI incurred claim ratios reflect reductions of 10.0 percentage points in this year's first quarter compared to 27.6 percentage points for the respective 2018 period. In both instances, the reductions are attributable to favorable developments of prior years’ claim reserves.

Old Republic International Corporation

Corporate and Other Operating Results - The combination of a small life and accident insurance business and the net costs associated with the parent holding company and its internal corporate services subsidiaries usually produce highly variable results. Earnings variations stem from volatility inherent to the small scale of the life and accident insurance line, net investment income, and net interest charges (credits) pertaining to external and intra-system financing arrangements. First quarter 2019 results were enhanced by the elimination of interest costs related to outstanding external debt converted into ORI common stock in March 2018. The interplay of these various elements is summarized in the following table:

	Quarters Ended March 31,
Corporate and Other Summary Operating Results	2019	2018	% Change
Net life and accident premiums earned	$3.4	$3.9	-12.3%
Net investment income	9.0	7.7	16.3
Other operating income	—	—	—
Operating revenues	12.4	11.6	6.8
Claim costs	2.7	3.4	-22.6
Insurance expenses	1.2	1.3	-4.5
Corporate, interest and other expenses - net	(4.7)	0.3	N/M
Operating expenses	(0.7)	5.1	-115.2
Corporate and other pretax operating income (loss)	$13.2	$6.5	103.1%

Summary Consolidated Balance Sheet - The following table shows Old Republic's consolidated financial position at the dates shown.

	March 31,	December 31,	March 31,
	2019	2018	2018
Assets:
Cash and fixed maturity securities	$9,926.2	$9,683.0	$9,748.1
Equity securities	3,738.9	3,380.9	3,149.7
Other invested assets	128.7	123.4	128.1
Cash and invested assets	13,793.9	13,187.4	13,026.0
Accounts and premiums receivable	1,585.0	1,499.4	1,516.1
Federal income tax recoverable: Current	—	16.8	—
Prepaid federal income taxes	129.8	129.8	114.3
Reinsurance balances recoverable	3,556.1	3,484.5	3,401.9
Sundry assets	1,231.8	1,008.9	940.3
Total	$20,296.9	$19,327.1	$18,998.8
Liabilities and Shareholders' Equity:
Policy liabilities	$2,377.1	$2,303.5	$2,267.5
Claim reserves	9,488.4	9,471.2	9,272.4
Federal income tax payable: Current	22.4	—	27.2
Deferred	108.8	10.3	33.4
Debt	975.1	981.4	974.1
Sundry liabilities	1,659.2	1,414.2	1,375.2
Shareholders' equity	5,665.6	5,146.2	5,048.6
Total	$20,296.9	$19,327.1	$18,998.8

Old Republic International Corporation

Cash, Invested Assets, and Shareholders' Equity - The table below shows Old Republic's consolidated cash and invested assets as well as shareholders' equity at the dates shown.

	Cash, Invested Assets, and Shareholders' Equity
				% Change
	March 31,	Dec. 31,	March 31,	March '19/	March '19/
	2019	2018	2018	Dec. '18	March '18
Cash and invested assets:
Available for sale fixed maturity securities, cash
and other invested assets, carried at fair value	$9,015.9	$8,761.7	$8,814.4	2.9%	2.3%
Equity securities, carried at fair value	3,738.9	3,380.9	3,149.7	10.6	18.7
Held to maturity, carried at amortized cost	1,039.0	1,044.8	1,061.8	-0.5	-2.1
Total per balance sheet	$13,793.9	$13,187.4	$13,026.0	4.6%	5.9%
Total at cost for all	$13,026.1	$12,950.6	$12,574.2	0.6%	3.6%

Shareholders' equity: Total	$5,665.6	$5,146.2	$5,048.6	10.1%	12.2%
Per common share	$18.94	$17.23	$16.82	9.9%	12.6%

Composition of shareholders' equity per share:
Equity before items below	$17.35	$17.04	$16.05	1.8%	8.1%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)	1.59	0.19	0.77
Total	$18.94	$17.23	$16.82	9.9%	12.6%

Segmented composition of
shareholders' equity per share:
Excluding run-off segment	$17.37	$15.73	$15.41	10.4%	12.7%
RFIG run-off segment	1.57	1.50	1.41
Consolidated total	$18.94	$17.23	$16.82	9.9%	12.6%

Old Republic's invested assets portfolio is directed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to ensure solid funding of the insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, as well as the long-term stability of the subsidiaries’ capital accounts. To this end, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, hybrid securities, or illiquid private equity and hedge fund investments. Moreover, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As of March 31, 2019, the consolidated investment portfolio reflected an allocation of approximately 72% to fixed-maturity and short-term investments, and 28% to equity securities. The size of the fixed-maturity security portfolio has not changed significantly over the past six years. It's been relatively fixed as a basic anchor for our insurance subsidiaries' obligations. The maturities are stratified and conservatively matched to the expected timing of payments for those obligations in future years. The asset quality remains at high levels.

Since 2013, most of ORI's investable funds have been directed toward purchasing high-quality common shares of U.S. companies. We favor the securities of issuers with long-term records of reasonable earnings growth and steadily increasing dividends. As a result, dividends from equity securities have been the source of investment income growth in recent years. The portfolio (currently limited to fewer than 100 issues) is also structured to contribute a measure of capital appreciation over time. Periodic stress tests of the equities portfolio are made pursuant to enterprise risk management controls. Their purpose is to gain reasonable assurance that periodic downdrafts in market prices, as typically occur in economic depression or recessionary conditions, would not seriously undermine ORI's financial strength and the long-term continuity and prospects of the business.

Old Republic International Corporation

Changes in shareholders' equity per share are reflected in the following table. As shown, these resulted mostly from net income, dividend payments to shareholders, and changes in the value of fixed maturity invested assets carried at fair value.

	Shareholders' Equity
	Per Share
	Quarters Ended March 31,
	2019	2018
Beginning balance	$17.23	$17.72
Changes in shareholders' equity:
Net income (loss) excluding net investment gains (losses)	0.41	0.40
Net of tax realized investment gains (losses):
From actual transactions	0.03	0.04
Subtotal	0.03	0.04
Net of tax unrealized investment gains (losses) on
securities carried at fair value:
Reported in net income (loss)	0.94	(0.43)
Reported as other comprehensive income (loss)	0.46	(0.39)
Subtotal	1.40	(0.82)
Total net of tax realized and unrealized
investment gains (losses)	1.43	(0.78)
Cash dividends	(0.2000)	(0.1950)
Debt conversion, stock issuance, and other	0.07	(0.33)
Net change	1.71	(0.90)
Ending balance	$18.94	$16.82
Percentage change for the period	9.9%	-5.1%

Capitalization - The following table shows that ORI’s total capitalization has risen over the past fiscal twelve months ended March 31, 2019 due to continued growth of the shareholders' equity account.

	Capitalization
	March 31,	December 31,	March 31,
	2019	2018	2018
Debt:
4.875% Senior Notes due 2024	$396.9	$396.8	$396.3
3.875% Senior Notes due 2026	545.8	545.7	545.3
Other miscellaneous debt	32.3	38.8	32.4
Total debt	975.1	981.4	974.1
Common shareholders' equity	5,665.6	5,146.2	5,048.6
Total capitalization	$6,640.8	$6,127.6	$6,022.7

Capitalization ratios:
Debt	14.7%	16.0%	16.2%
Common shareholders' equity	85.3	84.0	83.8
Total	100.0%	100.0%	100.0%

Old Republic International Corporation

Managing Old Republic's Insurance Business for the Long-Run

The insurance business is distinguished from most others in that the prices (premiums) charged for various insurance products are set without certainty of the ultimate claim costs that will emerge, often many years after issuance and expiration of a policy. Old Republic's business is therefore conducted with a primary focus on achieving favorable underwriting results over cycles, and on the maintenance of financial soundness in support of its insurance subsidiaries' long-term obligations to insurance beneficiaries.

In this light, the Company's affairs are managed for the long run and without significant regard to the arbitrary strictures of quarterly or even annual reporting periods that American industry must observe. In Old Republic's view, such short reporting time frames do not comport well with the long-term nature of much of its business. Management therefore believes that the Company's operating results and financial condition can best be evaluated by observing underwriting and overall operating performance trends over succeeding five- or preferably ten-year intervals. A ten-year period in particular can likely encompass at least one economic and/or underwriting cycle and thereby provide an appropriate time frame for such cycle to run its course, and for premium rate changes and reserved claim costs to be quantified and emerge in financial results with greater finality and effect.

Accompanying Financial Data and Other Information:

•	About Old Republic

•	Safe Harbor Statement

Financial Supplement:

•	A financial supplement to this news release is available on the Company's website:
www.oldrepublic.com

About Old Republic

Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance enterprises. It is a member of the Fortune 500 listing of America’s largest companies. Its most recent financial statements reflect consolidated assets of approximately $20.29 billion and common shareholders' equity of $5.66 billion, or $18.94 per share. Its current stock market valuation is approximately $6.42 billion, or $21.20 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity coverages has devolved to a run-off operating mode in recent years. Old Republic’s general insurance business ranks among the nation’s 50 largest, while its title insurance operations are the third largest in its industry.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2018, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 9.9% per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.1% annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 8.9% per share, and the regular cash dividend has grown at an 8.5% annual compound rate.

According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 100 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth. Moreover, Old Republic has paid a cash dividend without interruption since the World War II year of 1942 (78 years), and it has raised the annual cash dividend pay-out for each of the past 38 years.

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be particularly affected by the level of market competition which is typically a function of available capital and expected returns on such capital among competitors, the levels of investment yields and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG Run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

The General Insurance, Title Insurance and Corporate and Other Segments and the RFIG Run-off business maintain customer information and rely upon technology platforms to conduct business. As a result, each of those businesses and the Company are subject to cyber risk. Many of the Company's operating subsidiaries, maintain separate IT systems which reduces the enterprise-wide risks of potential cybersecurity incidents. However, given the potential magnitude of a significant breach, the Company continually evaluates on an enterprise-wide basis its IT hardware, security infrastructure and business practices to respond to these risks and to detect and remediate in a timely manner significant cybersecurity incidents or business process interruptions.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2018 Form 10-K Annual Report and Part II, Item 1A - Risk Factors, of the Company's recent Form 10-Q filings to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For Old Republic's latest news releases and other corporate documents: Please visit us at www.oldrepublic.com

Alternatively, please write or call: Investor Relations Old Republic International Corporation 307 North Michigan Avenue • Chicago, IL 60601 312-346-8100